UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2009

BioFuel Energy Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200

Denver, CO  80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 5, 2009, BFE Operating Company, LLC, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC, which are subsidiaries of BioFuel Energy Corp. (the “Company”) received a Notice of Default and Collateral Access (the “Notice of Default”) under the Credit Agreement dated as of September 25, 2006 (as amended, supplemented and modified from time to time, the “Credit Agreement”), among BFE Operating Company, LLC, Buffalo Lake Energy, LLC, and Pioneer Trail Energy, LLC (collectively, as “Borrowers”), BFE Operating Company, LLC as Borrowers’ Agent, the Lenders party thereto, BNP Paribas, as Administrative Agent and Arranger, and Deutsche Bank Trust Company Americas, as Collateral Agent, reasserting that Events of Default are outstanding based on their assertion that a “Material Adverse Effect” (as defined in the Credit Agreement) had occurred with respect to the Borrowers, and as a result  of the Company’s failure to pay the entire principal amount of the construction loans on June 30, 2009.  In the Notice, the Lenders also granted the Company continued limited access to its bank accounts in order to fund its operations, though they may discontinue such access at any time.

The Company previously received a Notice of Default from the lenders, dated May 22, 2009, asserting that a “Material Adverse Effect” had occurred.  As part of the continuing dispute with the Lenders, the Borrowers were not able on or prior to June 30, 2009 to convert the outstanding construction loans into term loans maturing in 2014.  Such a conversion would have prevented the construction loans from becoming due and payable on June 30, 2009.

The Company has reiterated to the Lenders its position that there has been no Material Adverse Effect, and that no Event of Default had otherwise occurred or is continuing as the failure to convert the construction loans to term loans was a result of the lenders’ actions in asserting an Event of Default under the first Notice.  As of the date of this filing, the lenders have not exercised their remedies under the Credit Agreement, although there can be no assurances they will not do so in the future.  The Company and its financial advisers are engaged in continuing discussions with the lenders and their advisors and the Company expects to reach resolution with the lenders with respect to this matter, although there can be no assurance it will do so.  As of June 30, 2009, the Operating Subsidiaries had $214,858,000 outstanding under the Senior Debt facility, which included $194,858,000 of outstanding construction loans and $20 million of outstanding working capital loans.

In addition to BNP Paribas, the group of lenders includes:  AgFirst Farm Credit Bank, Amarillo National Bank, Cooperative Centrale Raiffeisen- Boerenleenbank B.A., “Rabobank International,” Farm Credit Bank Of Texas, Farm Credit Services Of America, First National Bank Of Omaha, Greenstone Farm Credit Services, ACA/FLCA, Metropolitan Life Insurance Company, Standard Chartered Bank, CIFC Funding 2006-IB, Ltd., CIFC Funding 2006-II, Ltd., and CIFC Funding 2006-III, Ltd.

An Event of Default under the Credit Agreement also constitutes an Event of Default under the Loan Agreement dated September 25, 2006 (the “Subordinated Debt”), between the Company, the lenders party thereto, and Greenlight APE, LLC, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: August 11, 2009	By:	/s/ Scott Pearce
	Name:	Scott Pearce
	Title:	President and Chief Operating Officer